CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Thrivent ETF Trust of our report dated December 17, 2024, relating to the financial statements and financial highlights of Thrivent Core Small Cap Value Fund, which appears in Thrivent Core Funds’ Certified Shareholder Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.

Minneapolis, Minnesota

July 31, 2025